Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2023

Name of Subsidiary	Jurisdiction of Organization/Incorporation
631 South Main Street Development LLC	Delaware
Alden Group Renewable Enterprise LLC	Delaware
Andeavor Field Services LLC	Delaware
Andeavor Gathering I LLC	Delaware
Andeavor LLC	Delaware
Andeavor Logistics CD LLC	Delaware
Andeavor Logistics LLC	Delaware
Andeavor Midstream Partners GP LLC	Delaware
Andeavor Midstream Partners LP	Delaware
Andeavor Midstream Partners Operating LLC	Delaware
Andeavor Servicios de Mexico, S. de R.L. de C.V.	Mexico
Asphalt Terminals LLC	Delaware
BEH Holding LLC	Delaware
Blanchard Pipe Line Company LLC	Delaware
Blanchard Refining Company LLC (d/b/a Galveston Bay Refinery)	Delaware
Blanchard Terminal Company LLC	Delaware
Buckeye Assurance Corporation	Vermont
Buffalo Terminal LLC	Delaware
Canton Refining Logistics LLC	Delaware
Carson Cogeneration LLC	Delaware
Catlettsburg Refining Logistics LLC	Delaware
Catlettsburg Refining, LLC	Delaware
Central de Hidrocarburos Limpios, S. de R.L. de C.V.	Mexico
Cincinnati BioRefining Corp.	Delaware
Cincinnati Renewable Fuels LLC	Delaware
Combustibles Playa Rosarito, S.A. de C.V.	Mexico
Corn Oil and Renewable Energy LLC	Delaware
Dakota Prairie Refining, LLC (d/b/a Dickinson Renewable Diesel Facility, Marathon Dickinson Refinery)	Delaware
Detroit Refining Logistics LLC	Delaware
Galveston Bay Refining Logistics LLC	Delaware
Garyville Refining Logistics LLC	Delaware
Giant Industries, Inc.	Delaware
Golden State Renewable Fuels LLC	Delaware
Gray Oak Gateway Holdings LLC	Delaware
Green River Processing, LLC	Delaware
Hardin Street Holdings LLC	Delaware

Hardin Street Marine LLC	Delaware
Hardin Street Transportation LLC	Delaware
Kenai LNG LLC	Delaware
Kenai Pipe Line Company LLC	Delaware
Marathon International Holdings LLC	Delaware
Marathon International Products Supply LLC	Delaware
Marathon Maritime Company	Delaware
Marathon Petroleum Canada Trading & Supply ULC	British Columbia
Marathon Petroleum Company Canada, Ltd.	Alberta
Marathon Petroleum Company LP (d/b/a Marathon Petroleum LP, Marathon Petroleum Company LLC)	Delaware
Marathon Petroleum Holding Company	Delaware
Marathon Petroleum Logistics Services LLC	Delaware
Marathon Petroleum Mexico, S. de R.L. de C.V.	Mexico
Marathon Petroleum Peru S.R.L.	Peru
Marathon Petroleum Service Company LLC	Delaware
Marathon Petroleum Servicios de Mexico, S. de R.L. de C.V.	Mexico
Marathon Petroleum Supply and Trading LLC	Delaware
Marathon Petroleum Supply LLC	Delaware
Marathon Petroleum Trading Canada LLC	Delaware
Marathon Pipe Line LLC (d/b/a Marathon Pipe Line (Delaware) LLC)	Delaware
Marathon PrePaid Card LLC	Ohio
Marathon Refining Logistics Services LLC	Delaware
Marathon Tanker Holdings LLC	Delaware
Marathon Trading and Supply Services Limited	United Kingdom
Marathon Transporte de Hidrocarburos, S. de R.L. de C.V.	Mexico
MarkWest Agua Blanca Pipeline, L.L.C.	Delaware
MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
MarkWest Energy Finance Corporation	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
MarkWest Energy Partners, L.P.	Delaware
MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
MarkWest Hydrocarbon, L.L.C.	Delaware
MarkWest Liberty Bluestone, L.L.C.	Delaware
MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
MarkWest Liberty Gas Gathering, L.L.C.	Delaware
MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
MarkWest Liberty NGL Pipeline, L.L.C.	Delaware
MarkWest Mariner Pipeline, L.L.C.	Delaware
MarkWest Ohio Fractionation Company, L.L.C.	Delaware
MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
MarkWest Panola Utility Company, L.L.C.	Delaware
MarkWest Pioneer, L.L.C.	Delaware
MarkWest Pipeline Company, L.L.C.	Texas

MarkWest Ranger Pipeline Company, L.L.C.	Delaware
MarkWest Texas PNG Utility, L.L.C.	Texas
MarkWest Tornado GP, L.L.C.	Delaware
MarkWest Utica Operating Company, L.L.C.	Delaware
MPC Alaska Terminal Company LLC	Delaware
MPC Finance Co.	Delaware
MPC International Holdings LLC	Delaware
MPC Investment Fund, Inc.	Delaware
MPC Investment LLC (d/b/a MPC Investment LLC of Delaware)	Delaware
MPC Trade Receivables Company I LLC	Delaware
MPL Louisiana Holdings LLC	Delaware
MPLX Delaware Basin LLC	Delaware
MPLX Fuels Distribution LLC	Delaware
MPLX GP LLC	Delaware
MPLX Logistics Holdings LLC	Delaware
MPLX LP	Delaware
MPLX Operations LLC	Delaware
MPLX Ozark Pipe Line LLC	Delaware
MPLX Terminal and Storage LLC	Delaware
MPLX Terminals LLC	Delaware
MPLXIF LLC	Delaware
Mt. Airy Terminal LLC	Delaware
MTH Louisiana LLC	Delaware
MTH Ohio LLC	Delaware
MTH Texas LLC	Delaware
MTH West Virginia LLC	Delaware
MWE GP LLC	Delaware
Niles Properties LLC (d/b/a Niles Acquisitions (Niles Properties) LLC, Niles Acquisitions LLC (Niles Properties LLC))	Delaware
Ocean Tankers LLC	Delaware
Ohio River Pipe Line LLC	Delaware
Redland Vision, LLC	Delaware
Rendezvous Pipeline Company, LLC	Colorado
Rio Hub LLC	Delaware
Robinson Refining Logistics LLC	Delaware
RW Land Company	Delaware
San Juan Refining Company, LLC	New Mexico
South Houston Green Power, LLC	Delaware
St. Paul Park Refining Co. LLC (d/b/a Marathon St. Paul Park Refinery)	Delaware
Tesoro Alaska Company LLC (d/b/a Marathon Kenai Refinery)	Delaware
Tesoro Alaska Pipeline Company LLC	Delaware
Tesoro Alaska Terminals LLC	Delaware

Tesoro Aviation Company	Delaware
Tesoro Companies, Inc.	Delaware
Tesoro Corporation	Arizona
Tesoro Environmental Resources Company	Delaware
Tesoro Great Plains Gathering & Marketing LLC (d/b/a Patterson Rail Terminal)	Delaware
Tesoro Great Plains Holdings Company LLC	Delaware
Tesoro Great Plains Midstream LLC	Delaware
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Logistics Finance Corp.	Delaware
Tesoro Logistics GP, LLC	Delaware
Tesoro Logistics Northwest Pipeline LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro Logistics Pipelines LLC	Delaware
Tesoro Maritime Company	Delaware
Tesoro Mexico Supply & Marketing, S. de R.L. de C.V.	Mexico
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore
Tesoro Refining & Marketing Company LLC[1]	Delaware
Tesoro SoCal Cogen Company LLC (d/b/a Watson Cogeneration Company)	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
Tesoro Trading Company LLC	Delaware
Trans-Foreland Pipeline Company LLC	Delaware
Treasure Franchise Company LLC	Delaware
TTC Holdings LLC	Delaware
Virent, Inc.	Delaware
Watson Cogeneration Company LLC (d/b/a Watson Cogeneration Company)	Delaware
West Relay Gathering Company, L.L.C.	Delaware
Western Refining Company LLC (d/b/a Marathon El Paso Refinery)	Delaware
Western Refining Conan Gathering, LLC	Delaware
Western Refining de Mexico, S. de R.L. de C.V.	Mexico
Western Refining Delaware Basin Storage, LLC	Delaware
Western Refining Logistics GP, LLC	Delaware
Western Refining Logistics, LP	Delaware
Western Refining Pipeline, LLC	New Mexico
Western Refining Southwest LLC (d/b/a Western Refining Southwest (Delaware) LLC)	Delaware
Western Refining Terminals, LLC	Delaware
Western Refining Wholesale, LLC	Delaware
Western Refining Yorktown, Inc.	Delaware
Western Refining, Inc.	Delaware
WNR Mexico 1, LLC	Delaware
WNR Mexico 2, LLC	Delaware
WNRL Energy GP, LLC	Delaware

WNRL Energy, LLC	Delaware
Woodhaven Cavern LLC	Delaware

1.Indicates d/b/a Marathon Los Angeles Refinery, Marathon Mandan Refinery, Marathon Salt Lake City Refinery, Tesoro Anacortes Refinery, Tesoro Anacortes Refining Company, Tesoro Los Angeles Refinery – Calciner Operations, Tesoro Los Angeles Refinery – Carson Operations, Tesoro Los Angeles Refinery – Wilmington Operations, Tesoro Refining & Marketing Company LLC, TRMC #66008, TRMC #66121, TRMC #66139, TRMC #66140, TRMC #66141, TRMC #66142, TRMC #66144, TRMC #66147, TRMC #66153, TRMC #66156, TRMC #66160, TRMC #66161, TRMC #66163, TRMC #66164, TRMC #66166, TRMC #66167, TRMC #66171, TRMC #66179, TRMC #66180, TRMC #66183, TRMC #66190, TRMC #66194, TRMC #66195 and TRMC #66198.